EXHIBIT 10.32

RESTRICTED SHARE UNIT AWARD AGREEMENT
UNDER THE APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN
    This Restricted Share Unit Award Agreement (this “RSU Award Agreement”), dated as of [Grant Date] (the “Date of Grant”), is made by and between Apollo Global Management, Inc., a Delaware corporation (the “Company”), and [Participant Name] the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan, as the same may be amended, modified or supplemented from time to time (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1.    Grant of Restricted Share Units. The Company hereby grants to the Participant [Quantity Granted] restricted share units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.
2.    Vesting.
(a)    Subject to the terms of the Plan and this RSU Award Agreement, the RSUs shall vest (and the Restricted Period, as defined below, will lapse) with respect to one-third (1/3) of the Award on December 31 of each of [2022], [2023] and [2024], provided the Participant remains in continuous employment or service with the Company and its Affiliates through each such vesting date. Notwithstanding the foregoing, subject to the Participant’s (or the Participant’s personal representative’s) execution and non-revocation of a general release of claims (which shall include customary carve-outs for indemnification and vested compensatory payments), unless such release requirement is waived by the Company in its sole discretion, upon the Participant’s Termination (as defined in Section 5(c)) due to death or by the Company and its Affiliates by reason of Disability, the Participant shall also vest in 100% of the unvested RSUs that remain subject to the Award as of such Termination date.
(b)    For purposes of the Award, the Participant shall be deemed to be in continuous employment or service (and not to have experienced a Termination) until such time as the Participant dies or otherwise experiences a “separation from service” (as such term is defined in Treasury Regulation §1.409A-1(h)(1)) or, if earlier, upon the Participant providing or receiving notice that his or her employment or service with the Company and its Affiliates will terminate. Notwithstanding the foregoing, fractional RSUs shall not be deemed vested until they accumulate to equal one whole Share.
3.    Form, Manner and Timing of Payment. Except as otherwise provided in the Plan, each RSU granted hereunder shall represent the right to receive one (1) Share provided that the RSU becomes vested in accordance with Section 5(b) (Shares subject to RSUs covered by this Award, “RSU Shares”). Subject to the terms of the Plan, for each RSU that does not terminate prior to the vesting date shown in Section 2(a) pursuant to Section 5(c), the Company, or its Subsidiaries or Affiliates, shall issue to the Participant, on the applicable issuance date set forth in Section 4, one (1) RSU Share (either by delivering one or more certificates for such shares or by entering such shares in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSU. References herein to issuances to the Participant shall include issuances to any Beneficial Owner or other Person to whom (or to which) the RSU Shares are issued. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Participant or other Person entitled under the Plan to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Section 15 and the Company may meet any obligation to issue RSU Shares by having one or more of its Subsidiaries or Affiliates issue the RSU Shares. The Participant shall have no further rights with respect to any RSUs that are paid or that terminate pursuant to Section 5(c).
4.    Delivery. One (1) RSU Share shall be issued in payment of each vested RSU not later than the 15th day of the third month after the later of the last day of the Participant’s or the Company’s fiscal year in which the RSU vests, consistent with Treasury Regulation §1.409A-1(b)(4). Fractional RSU Shares shall not be issued (or any consideration provided therefor) but shall accumulate.
5.    Restrictions.
(a)    The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply

[Signature page to Restrictive Covenants Agreement]

to (a) transfers to the Company, or (b) transfers of vested RSUs by will or the laws of descent and distribution, or (c) if approved by the Administrator in its sole discretion, transfers of RSUs in accordance with the requirements of Instruction A.1. (a)(5) of Form S-8 under the Securities Act or other applicable law. The RSUs shall be subject to a risk of forfeiture as described in Section 5(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.
(b)    Subject to Section 5(c), the RSU Shares subject to the RSUs shall become vested hereunder in accordance with the vesting schedule set forth in Section 2(a) (the “Restricted Period”).
(c)    Except as otherwise provided under the terms of the Plan, or in the vesting schedule set forth in Section 2(a), if the Participant’s employment or service terminates for any reason (a “Termination”), then all rights of the Participant with respect to RSUs that have not vested shall immediately be forfeited without payment of any consideration, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs. Employment or service for only a portion of a vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a Termination.
6.    Voting and Other Rights; Dividend Equivalents. The Participant shall have no rights of a shareholder (including voting rights and the right to dividends or distributions), and will not be treated as an owner of Shares for tax purposes, except with respect to RSU Shares that have been issued. Notwithstanding the foregoing, the Participant shall accrue rights to dividend equivalents from the Company or its Subsidiaries or Affiliates on the RSUs, whether or not vested, at the time of an ordinary cash dividend on Shares. Any dividend equivalent so accrued in respect of a RSU shall have the same value as the ordinary cash dividend on an outstanding Share that gave rise to the dividend equivalent, and shall be paid not later than 30 days after such ordinary cash dividend is paid to the holders of Shares. Rights to dividend equivalents on an RSU shall terminate upon the issuance or forfeiture of the underlying RSU Share or, if earlier, upon the Participant providing or receiving notice that his or her employment or service with the Company and its Affiliates will terminate. Under no circumstances shall the Participant be entitled to receive (a) both a dividend and a dividend equivalent with respect to an RSU (or its associated RSU Share) or (b) any dividend or dividend equivalent with respect to a forfeited or fractional RSU.
7.    RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
8.    No Rights to Continuation of Employment or Service. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company (or a Subsidiary or Affiliate or its shareholders, as the case may be) to terminate the Participant’s employment or service any time for any reason whatsoever, with or without Cause. The Plan and this RSU Award Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against the Company or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary thereof.
9.    Restrictive Covenants. The Participant agrees that the restrictive covenants applicable to the Participant pursuant to any written arrangement with the Company or any of its Subsidiaries are incorporated herein by reference as if contained herein. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company or any of its Subsidiaries or Affiliates (for example, with respect to competition, solicitation, confidentiality, intellectual property, subsequent engagement, interference or disparagement) to which the Participant is otherwise subject. The Participant acknowledges that the Company would not have granted this Award if the Participant had not agreed to be bound by such restrictive covenants, as the same may be amended from time to time. Nothing in this RSU Award Agreement or any other agreement or arrangement of the Company or any of its Affiliates to which the Participant is subject will (a) prohibit the Participant from making reports of possible violations of U.S. federal law or regulation to any governmental agency or entity in accordance with Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002,
Ex B-2

or any other whistleblower protection provisions of U.S. federal law or regulation, or (b) require notification or prior approval by the Company or any of its Affiliates of any such reporting.
10.    Tax Withholding. The Participant is responsible for all taxes and any tax-related penalties the Participant incurs in connection with the Award. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any RSU. The Company in its discretion may alternatively reduce the number of shares to be issued by the appropriate number of whole Shares, valued at their then Fair Market Value, or require any other available method, to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the RSUs at the applicable rates.
11.    Section 409A Compliance. This Award is intended to be exempt from, or comply with, Section 409A and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this RSU Award Agreement, to the extent that the Administrator determines that the Plan or an RSU is subject to Section 409A and fails to comply with the requirements of Section 409A, the Administrator reserves the right (without any obligation to do so or to indemnify the Participant for failure to do so), without the consent of the Participant, to amend or terminate the Plan and RSU Award Agreement and/or to amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A or to comply with the applicable provisions of such section. To the extent necessary to avoid the imposition of tax or penalty under Section 409A, any payment by the Company or any Subsidiary or Affiliate to the Participant (if the Participant is then a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1)) of “deferred compensation,” whether pursuant to the Plan or otherwise, arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, shall be delayed (to the extent otherwise payable prior to such date) and paid on the first day following the six-month period beginning on the date of the Participant’s separation from service under Section 409A (or, if earlier, upon the Participant’s death). Each payment or installment due to the Participant from the Company or any of its Affiliates, whether under this RSU Award Agreement or otherwise, is intended to constitute a “separate payment” for purposes of Section 409A. In no event shall the Company or any Subsidiary or Affiliate (or any agent thereof) have any liability to the Participant or any other Person due to the failure of the Award to satisfy the requirements of Section 409A.
12.    Governing Law; Arbitration; Waiver of Jury Trial.
(a)    This RSU Award Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Delaware (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction), and any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Award or any other Award, other than the injunctive relief described below in this paragraph, will, notwithstanding anything to the contrary contained in Section 14(e) of the Plan, be settled exclusively by arbitration, conducted before a single arbitrator in New York County, New York (applying Delaware law) in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS (“JAMS”). The decision of the arbitrator will be final and binding upon the parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Either party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the U.S. Federal Arbitration Act or the New York Arbitration Act. The arbitrator may grant interim injunctive relief and the Company or its successors or assigns may commence litigation in court to obtain injunctive relief or an order requiring specific performance to enforce, or prevent any violations of, the covenants referenced in Section 9. The Company and the Participant will share the JAMS administrative fees, the arbitrator’s fee and expenses. Each party shall be responsible for such party’s attorneys’ fees.
(b)    IF THIS AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTICIPANT AND THE COMPANY WAIVE AND COVENANT THAT THE PARTICIPANT AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH AN AWARD UNDER THE PLAN OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT
Ex B-3

AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO AN AWARD UNDER THE PLAN AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER AN AWARD AGREEMENT UNDER THE PLAN WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
13.    RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company, its Affiliates and its and their successors and assignees, subject to the terms of the Plan.
14.    No Assignment. Subject to the second sentence of Section 5(a), neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant other than (with respect to any rights that survive the Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this RSU Award Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
15.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.
16.    Limitation on the Participant’s Rights; Not a Trust. Participation in the Plan confers no rights or interests other than as herein provided. This RSU Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets, and the RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payments to eventually be made to the Participant if the RSUs vest pursuant to Section 2 and Section 5. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
17.    Severability. Should any provision of this RSU Award Agreement be held by an arbitrator or court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body or arbitral tribunal by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body or arbitral tribunal shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
18.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this RSU Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.
19.    Entire Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of RSUs covered by this Award. The Participant acknowledges that any summary of the Plan or this RSU Award Agreement provided by the Company is subject in its entirety to the terms of the Plan and this RSU Award Agreement.
Ex B-4

20.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any Section.
21.    Counterparts. This RSU Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
22.    Amendment. Except as otherwise provided in the Plan or Section 11, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
23.    Disposition of Shares Issued. Subject to applicable law, the Participant may dispose of vested RSU Shares granted under this Award during any “window period” in which sales by Company personnel are permitted, or otherwise pursuant to the terms of a 10b5-1 plan on the same terms as apply to the use of such plans by other Company personnel, subject to approval by the Company’s compliance department. All dispositions of RSU Shares are subject to compliance with the Company’s Share Ownership Policy as in effect from time to time.
24.    Acknowledgements and Representations. The Participant is acquiring the RSUs and, if and when the RSUs vest, will acquire the RSU Shares covered thereby solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the RSUs or RSU Shares within the meaning of the Securities Act and/or any applicable state securities laws. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award and the restrictions imposed on the RSUs and the RSU Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in the Company, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. The Participant is aware that RSU Shares may be of no practical value. The Participant has read and understands the restrictions and limitations set forth in the Plan and this RSU Award Agreement, which are imposed on the RSUs and the RSU Shares. The Participant confirms that the Participant has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this RSU Award Agreement other than as expressly set out in this RSU Award Agreement or in the Plan.
25.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award (or future Awards that may be granted under the Plan) and participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
26.    Recoupment. The Participant, by accepting the Award, hereby acknowledges and agrees that the Participant will be subject to any policy adopted by the Company that provides for the repayment or forfeiture of incentive compensation (including but not limited to Awards and amounts payable thereunder), including, without limitation, as a result of a detrimental activity or a required accounting restatement.
[Signature page follows]    IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

APOLLO GLOBAL MANAGEMENT, INC.

By : /s/ John J. Suydam
Name:    John J. Suydam
Title:     Vice President

Ex B-5

The undersigned hereby accepts and agrees to all of the terms and provisions of this RSU Award Agreement.

PARTICIPANT
[Electronic Signature]
By
Name: [Participant Name]

                                [Acceptance Date]

Ex B-6

RESTRICTIVE COVENANTS AGREEMENT

This restrictive covenants agreement (this “Restrictive Covenants Agreement”) is made by and between Apollo Global Management, Inc., a Delaware corporation (the “Company”), and [Participant Name] (the “Participant”). Where the context permits, references to the Company shall include any successor to the Company. The execution of this Restrictive Covenants Agreement by Participant is a condition to the Company’s grant, and the Participant’s receipt, of the restricted share units pursuant to the Restricted Share Unit Award Agreement under the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan dated [date] between the parties hereto (the “RSU Award Agreement”). If this Restrictive Covenants Agreement is not executed by Participant, the RSU Award Agreement will be null and void ab initio and the Participant will have no rights thereunder. Capitalized terms not defined herein shall have the meanings ascribed to them in the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan, as the same may be amended, modified or supplemented from time to time (the “Plan”). The Participant acknowledges that the Company would not have granted the RSU Award Agreement had the Participant not agreed to be bound by the restrictive covenants contained in this Restrictive Covenants Agreement. Accordingly, as consideration for the Participant’s receipt of the RSU Award Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Participant voluntarily covenants and agrees as set forth in this Restrictive Covenants Agreement.
1.    Confidential Information.
a.    Participant shall not disclose or use at any time any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is developed by Participant, except to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties for Athene Holding Ltd. (“Athene”), its Subsidiaries, the Asset Management Company or their respective Affiliates. Participant shall take all appropriate steps to safeguard Confidential Information in Participant’s possession and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to Athene upon Participant’s Termination of Relationship, or at any time Athene may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of Athene, its Subsidiaries, the Asset Management Company or any of their respective Affiliates that Participant may then possess or have under his or her control. Notwithstanding the foregoing, Participant may truthfully respond to a lawful and valid subpoena or other legal process, but shall give Athene the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to Athene and its counsel the documents and other information sought, and shall assist Athene and such counsel in resisting or otherwise responding to such process. As used in this Restrictive Covenants Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by Athene, its Subsidiaries, the Asset Management Company or their respective Affiliates in connection with their businesses, including, but not limited to, information, observations and data obtained by Participant while providing services to Athene, its Subsidiaries, the Asset Management Company, their respective Affiliates or any predecessors thereof (including those obtained prior to the date hereof) concerning (i) the business or affairs of Athene, its Subsidiaries, the Asset Management Company or their respective Affiliates (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published (other than a disclosure by Participant in breach of this Restrictive Covenants Agreement) in a form generally available to the public prior to the date Participant proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.
b.    Participant understands that nothing contained in this Restrictive Covenants Agreement limits Participant’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local
Ex B-7

governmental agency or commission (“Government Agencies”). Participant further understands that this Restrictive Covenants Agreement does not limit Participant’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Athene or the Company. Nothing in this Restrictive Covenants Agreement shall limit Participant’s ability under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
2.    Restriction on Competition.
a.    Participant acknowledges that, in the course of his or her service with Athene, its Subsidiaries, the Asset Management Company and/or their predecessors (the “Protected Companies”), he or she has become familiar, or will become familiar, with the Protected Companies’ trade secrets and with other confidential and proprietary information concerning the Protected Companies and that his or her services have been and will be of special, unique and extraordinary value to the Protected Companies. Participant agrees that if Participant were to become employed by, or substantially involved in, the business of a competitor of the Protected Companies during the Restricted Period, it would be very difficult for Participant not to rely on or use the Protected Companies’ trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Protected Companies’ trade secrets and confidential information, and to protect such trade secrets and confidential information and the Protected Companies’ relationships and goodwill with customers, during the Restricted Period, Participant will not directly or indirectly through any other Person engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Competing Business. For purposes of this Restrictive Covenants Agreement, the phrase “directly or indirectly through any other Person engage in” shall include, without limitation, any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer or licensor of technology. For purposes of this Restrictive Covenants Agreement, “Restricted Area” means anywhere in the United States, Bermuda and elsewhere in the world where the Protected Companies engage in business, including, without limitation, jurisdictions where any of the Protected Companies reasonably anticipate engaging in business on the date of Participant’s Termination of Relationship (provided that as of the date of Participant’s Termination of Relationship, to the knowledge of Participant, such area has been discussed as a market that the Protected Companies reasonably contemplate engaging in within the twelve (12) month period following the date of Participant’s Termination of Relationship). For purposes of this Restrictive Covenants Agreement, “Competing Business” means a Person that at any time during Participant’s period of service has competed, or any time during the twelve (12) month period following the date of Participant’s Termination of Relationship begins competing with the Protected Companies anywhere in the Restricted Area and in the business of (i) retail annuities, (ii) annuity reinsurance, focusing on contracts reinsuring a quota share of future premiums of various fixed annuity product lines, (iii) reinsuring blocks of existing annuity business, (iv) issuing funding agreements or participating in a funding agreement backed note program, (v) pension risk transfer transactions, (vi) managing investments held by ceding companies pursuant to funds withheld and/or modified coinsurance contracts with their affiliates, (vii) managing investments in the life insurance industry, or (viii) any other significant business conducted by the Protected Companies as of the date of Participant’s Termination of Relationship and any significant business the Protected Companies conduct in the twelve (12) month period after Participant’s Termination of Relationship (provided that as of the date of Participant’s Termination of Relationship, to the knowledge of Participant, such business has been discussed as a business that the Protected Companies reasonably contemplate engaging in within such twelve (12) month period). For purposes of this Restrictive Covenants Agreement, “Restricted Period” means Participant’s period of service until his or her Termination of Relationship, and thereafter through and including: (A) twelve (12) months following Participant’s Termination of Relationship with respect to any Participant with a title of CEO, President or EVP at the time of the Termination of Relationship; (B) nine (9) months following Participant’s Termination of Relationship with respect to any Participant with a title of SVP at the time of the Termination of Relationship and (C) six (6) months following Participant’s Termination of Relationship with respect to any Participant with a title of VP at the time of the Termination of Relationship.
b.    Nothing herein shall prohibit Participant from (i) being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as Participant has no active participation in the business of such corporation, or (ii) providing services to a subsidiary, division or affiliate of a Competing Business if such subsidiary, division or affiliate is not itself
Ex B-8

engaged in a Competing Business and Participant does not provide services to, or have any responsibilities regarding, the Competing Business.
3.    Non-Solicitation of Employees and Consultants. During Participant’s period of service and for a period of twelve (12) months after the date of Participant’s Termination of Relationship, Participant shall not directly or indirectly through any other Person (a) induce or attempt to induce any employee or independent contractor of the Protected Companies to leave the employ or service, as applicable, of the Protected Companies, or in any way interfere with the relationship between the Protected Companies, on the one hand, and any employee or independent contractor thereof, on the other hand, or (b) hire any person who was an employee of the Protected Companies, in each case, until six (6) months after such individual’s employment relationship with the Protected Companies has been terminated.
4.    Non-Solicitation of Customers. During Participant’s period of service and for a period of twelve (12) months after the date of Participant’s Termination of Relationship, Participant shall not directly or indirectly through any other Person influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, ceding companies, associates, consultants, agents, or partners of the Protected Companies to divert their business away from the Protected Companies, and Participant will not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Protected Companies, on the one hand, and any of their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand (collectively, “Protected Company Clients”); provided, however, that this provision shall not apply to any Protected Company Clients for whom Participant does not in the course of Participant’s services to Athene or any of the other Protected Company (a) perform services on behalf of the Athene or any of the other Protected Companies, or (b) have contact or acquire or have access to confidential information or other competitively advantageous information as a result of or in connection with Participant’s services to Athene.
5.    Understanding of Covenants. Participant represents and agrees that he or she (a) is familiar with and carefully considered the foregoing covenants set forth in Sections 2, 3 and 4 (together, the “Restrictive Covenants”), (b) is fully aware of his or her obligations hereunder, (c) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, (d) agrees that the Restrictive Covenants are necessary to protect the Protected Companies’ confidential and proprietary information, good will, stable workforce and customer relations, and (e) agrees that the Restrictive Covenants will continue in effect for the applicable periods set forth above in Sections 2, 3 and 4 regardless of whether Participant is then entitled to receive severance pay or benefits from any of the Protected Companies. Participant understands that the Restrictive Covenants may limit his or her ability to earn a livelihood in a business similar to the business of the Protected Companies, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee of or other service provider to Athene and as otherwise provided hereunder to clearly justify such restrictions that, in any event (given his or her education, skills and ability), Participant does not believe would prevent him or her from otherwise earning a living. Participant agrees that the Restrictive Covenants do not confer a benefit upon the Protected Companies disproportionate to the detriment of Participant.
6.    Enforcement. Participant agrees that Participant’s services are unique and that he or she has access to Confidential Information. Accordingly, Participant agrees that a breach by Participant of any of the Restrictive Covenants would cause immediate and irreparable harm to Athene and the Company that would be difficult or impossible to measure, and that damages to Athene and the Company for any such injury would therefore be an inadequate remedy for any such breach. Therefore, Participant agrees that in the event of any breach or threatened breach of any provision of this Restrictive Covenants Agreement, Athene and/or the Company shall be entitled, in addition to and without limitation upon all other remedies Athene and the Company may have under this Agreement, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Restrictive Covenants Agreement, as the case may be, or require Participant to account for and pay over to Athene or the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of this Restrictive Covenants Agreement, if and when final judgment of a court of competent jurisdiction is so entered against Participant. Participant further agrees that the applicable period of time any Restrictive Covenant is in effect following the date of Participant’s Termination of Relationship, as determined pursuant to the foregoing provisions of this Restrictive Covenants Agreement, shall be extended by the same amount of time that Participant is in breach of any Restrictive Covenant.
Ex B-9

7.    Governing Law; Arbitration; Waiver of Jury Trial.
a.    This Restrictive Covenants Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Delaware (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction), and any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Restrictive Covenant Agreement will, notwithstanding anything to the contrary contained in Section 14(e) of the Plan, be settled by arbitration in accordance with the procedures set forth in Paragraph 12(a) of the RSU Award Agreement, including with the carve-out for the right to receive injunctive relief for the enforcement of any restrictive covenants, which is incorporated by reference as if set forth in their entirety herein.
b.    IF AN AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTICIPANT WAIVES AND COVENANTS THAT THE PARTICIPANT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS RESTRICTIVE COVENANTS AGREEMENT OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS RESTRICTIVE COVENANTS AGREEMENT AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THIS RESTRICTIVE COVENANTS AGREEMENT UNDER THE PLAN WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
8.    Successors. The terms of this Restrictive Covenants Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company, its Affiliates and its and their successors and assignees, subject to the terms of the Plan.
9.    Severability and Modification. Should any provision of this Restrictive Covenant Agreement be held by an arbitrator or court of competent jurisdiction to be unenforceable even following any modification as set forth in the previous sentence, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restrictive Covenants Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restrictive Covenants Agreement. Moreover, if one or more of the provisions contained in this Restrictive Covenants Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body or arbitral tribunal by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body or arbitral tribunal shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
10.    Failure to Enforce Not a Waiver. The failure of the Company or any of its Affiliates to enforce at any time any provision of this Restrictive Covenants Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.
11.    Entire Agreement. The RSU Award Agreement, the Plan, and this Restrictive Covenants Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of RSUs covered by the RSU Award.
12.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any Section.

13.    Amendment. Except as otherwise provided in Section 9 above, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

Ex B-10

[Signature page follows]IN WITNESS WHEREOF, the parties hereto have executed this Restrictive Covenants Agreement as of the date set forth above.

APOLLO GLOBAL MANAGEMENT, INC.

By /s/ John J. Suydam
Name:    John J. Suydam
Title:     Vice President

The undersigned hereby accepts and agrees to all of the terms and provisions of this Restrictive Covenants Agreement.

PARTICIPANT

[Electronic Signature]
By
Name: [Participant Name]

                                [Acceptance Date]

Ex B-11